Bakhu Holdings, Corp. Announces Appointment of Teddy C. Scott

As CEO and Chair of the Board

LONG BEACH, CA, September 20, 2021 – Bakhu Holdings, Corp. (OTCPINK: BKUH) today announced that Teddy C. Scott, 55, Ph.D., J.D., has accepted positions as CEO and Chair of the Board for the cell replication technology company.  Scott, known as “Teddy” throughout the industry, has more than 20 years in biotechnology research, intellectual property law and the cannabis industry.

Teddy has been recognized for his leadership in the development of the U.S. cannabis industry by shaping rigorous production and development standards for creating high quality, reliable cannabis products.  After an extensive international search, the Board found a direct skills match with Bakhu’s objectives to maximize its years of R&D and laboratory testing in cell replication technology and related proprietary equipment, processes and formulation to produce, manufacture and sell cannabis-related (cannabinoid) products.

His immediate objectives for Bakhu:

•Transition the business from focusing on R&D to commercialization;

•Explore strategic transactions;

•Build-out the management team;

•Work with the existing Board and search team to recruit additional Board members, especially independent members;

•Deepen the industry’s understanding of the sublicensing program;

•Continue innovation initiatives; and

•Expand intellectual property portfolio.

He is the well-known in the cannabis industry as the founder and former CEO of PharmaCann, where he was CEO from 2014 to 2019; and former CEO at Ethos from 2020 to 2021,

Teddy was also a founder and serves as a Director of SmartHealth Catalyzer from 2019 to present.  The company focuses on advancing extraordinary biotechnology developed at leading Midwest universities.

His legal experience primarily involving patents, licensing and strategic partnerships focusing on the drug, pharmaceutical and medical device areas was at law firms including: Polsinelli PC, of which he was a shareholder, 2006-2015; Howrey LLP, 2003-2006; Katten Muchin Zavis Rosenman, 2001-2003; Wilson Sonsini Goodrich & Rosati, 2000-2001; and McDonnell Boehnen Hulbert & Berghoff, 1998-2000.

Teddy earned a BS in Biochemistry from Texas Tech University in 1990; received a Ph.D. in Molecular Biophysics from the University of Texas Southwestern Medical Center in 1997; attended the Southern Methodist University Dedman School of Law from 1997 to 1998; and received his J.D., cum laude, from the Northwestern University Pritzker School of Law in 2000.

His extensive scientific experience includes: an NIH Research Fellowship from 1992 to 1997 at the University of Texas Southwestern Medical Center and a Research Assistant position from 1990 to 1992 at the Texas Tech University Health Sciences Center.

Major scientific publications (with others) include topics on the effects of various compounds on procyclic and bloodstream forms, purification and gene isolation studies and gene inactivation observations.

Former President, CEO and Board member Thomas K. Emmitt has resigned all his positions with Bakhu in order to return to his career as a legal advisor and business consultant primarily for emerging technical companies.

About Bakhu Holdings, Corp.

Bakhu Holdings, Corp. holds a license to cell replication technology to produce, manufacture and sell cannabis-related byproducts – sometimes referred in the industry as cannabinoids —  exclusively in North and Central America and the Caribbean.  The Company intends to commercialize this intellectual property through sublicenses with third parties that will incorporate the cell replication technology into production plants that the third parties fund and build to produce medical, food additive and recreational cannabis-related products.  Company headquarters: One World Trade Center, Suite 130, Long Beach, CA 90831.  Phone: (310) 891-1959.

Website: www.bakhuholdings.com.

Text: info@bakhuholdings.com.

Twitter: @BakhuHoldings

Facebook: Bakhu Holdings Corporation

LinkedIn: Bakhu Holdings Corporation

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the Securities Act.  As a general matter, forward-looking statements may reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business.

These statements may be identified using forward-looking terminology such as "may", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "outlook” and similar expressions.  The forward-looking statements contained in this news release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances.  The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future and economic trends.

INVESTOR RELATIONS CONTACT:

GREG McANDREWS & ASSOCIATES

Gregory A. McAndrews

(310) 804-7037

mcandrews_pr@hotmail.com

SOCIAL MEDIA CONTACT:

KCSA

Cassidy Zuber

(212) 682-6300

czuber@kcsa.com